As filed with the Securities and Exchange Commission on March 25, 2008

Registration No. 333-52415

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHEAST UTILITIES

(Exact Name of Registrant as Specified in its Charter)

 (Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State of Incorporation)	04-2147929 (IRS Employer Identification Number)
One Federal Street, Building 111-4, Springfield, MA 01105 (413) 785-5871 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Northeast Utilities Employee Share Purchase Plan

(Full Title of the Plan)

Kerry J. Kuhlman

Vice President and Secretary

Northeast Utilities Service Company
107 Selden Street
Berlin, CT 06037
(860) 665-5000
(Name, address and telephone number, including area code, of Agent for Service)

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to remove from registration securities that were registered and will not be issued in connection with the Registrant’s offering.

      On May 12, 1998, Northeast Utilities (the “Registrant”) filed its Registration Statement on Form S-8 (No. 333-52415) (the “Registration Statement”) with the Securities and Exchange Commission with respect to 2,000,000 of the Registrant’s common shares which were to be issued in connection with the Registrant’s Employee Stock Purchase Plan (the “Plan”).

      On January 1, 2001, the Plan was terminated and no further common shares will be issued under the Plan..

      Pursuant to the Registrant’s undertaking in Part II, Item 9 in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw the Registration Statement, including all exhibits to the Registration Statement, with respect to all unsold shares of Registrant common shares registered under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Northeast Utilities, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berlin, State of Connecticut on the 24th day of March, 2008.

NORTHEAST UTILITIES (REGISTRANT)
By:	/s/ Charles W. Shivery Charles W. Shivery Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Charles W. Shivery Charles W. Shivery	Chairman of the Board, President and Chief Executive Officer and a Trustee	March 24, 2008
/s/ David R. McHale David R. McHale	Senior Vice President and Chief Financial Officer	March 24, 2008
/s/ Shirley M. Payne Shirley M. Payne	Vice President—Accounting and Controller	March 24, 2008
Richard H. Booth	Trustee	March 24, 2008
* Cotton M. Cleveland	Trustee	March 24, 2008

Sanford Cloud, Jr.	Trustee	March 24, 2008
James F. Cordes	Trustee	March 24, 2008

* E. Gail de Planque	Trustee	March 24, 2008
John G. Graham	Trustee	March 24, 2008
* Elizabeth T. Kennan	Trustee	March 24, 2008
Kenneth Liebler	Trustee	March 24, 2008
* Robert E. Patricelli	Trustee	March 24, 2008
* John F. Swope	Trustee	March 24, 2008

*By: /s/ Jeffrey C. Miller Jeffrey C. Miller Attorney-in-Fact	March 24, 2008